EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Ronald J. Seiffert, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Second Quarter 2018 Earnings and Quarterly Dividend

Warren, Pennsylvania — July 23, 2018

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended June 30, 2018 of $26.3 million, or $0.25 per diluted share. This represents a decrease of $4.7 million, or 15.1%, compared to the same quarter last year when net income was $31.0 million or $0.30 per diluted share. The prior year's quarterly earnings were augmented by the sale of the Company's three Maryland offices for a profit of $17.2 million, or approximately $10.3 million after tax. The annualized returns on average shareholders’ equity and average assets for the quarter ended June 30, 2018 were 8.67% and 1.11% compared to 10.48% and 1.30% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.17 per share payable on August 16, 2018, to shareholders of record as of August 2, 2018. This is the 95th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's stock as of June 30, 2018, this represents an annualized dividend yield of approximately 4.0%.

In making this announcement, Ronald J. Seiffert, President and CEO, noted, "We are very pleased with the positive momentum established in the first half of this year. We remained disciplined in our loan growth of approximately $150 million, or nearly 2%, all funded with organic increases in checking and savings accounts. Expense reductions of almost $8 million, or over 5% from the prior year, were realized from the efficiency initiatives implemented during the past two years. In addition, we were able to maintain a stable net interest rate spread and margin despite the continued flattening of the yield curve. Finally, with the June announcement of our merger with Donegal Financial Services Corporation and Union Community Bank, scheduled to close in the first quarter of 2019, we are looking forward to the meaningful impact that the employees and this franchise will have on Northwest going into next year.”

Net interest income increased by $1.5 million, or 1.8%, to $84.2 million for the quarter ended June 30, 2018, from $82.7 million for the quarter ended June 30, 2017 primarily due to a $3.4 million, or 4.0%, increase in interest income on loans receivable. This increase was primarily the result of an increase in the average balance of loans receivable of $196.8 million, or 2.6%, and an increase in the average yield on loans receivable of six basis points as a result of the recent increases in market interest rates. Partially offsetting this improvement was an increase in interest expense on deposits of $1.5 million, or 25.5%, due to the aforementioned increases in market interest rates. The net impact of these changes caused the Company's net interest margin to increase to 3.72% for the quarter ended June 30, 2018 from 3.66% for the same quarter last year.

     The provision for loan losses decreased by $213,000, or 3.8%, to $5.3 million for the quarter ended June 30, 2018, from $5.6 million for the quarter ended June 30, 2017. This decrease is due primarily to the improvement in the historical loss rates for commercial loans when compared to the prior year. Also, reserves in the first half of 2017 were elevated in connection with the closure of the Company's consumer finance subsidiary. Additionally, total nonaccrual loans decreased to $62.7 million, or 0.79% of total loans at June 30, 2018 from $72.8 million, or 0.95% of total loans, at June 30, 2017.

Noninterest income decreased by $17.4 million, or 41.9%, to $24.1 million for the quarter ended June 30, 2018, from $41.5 million for the quarter ended June 30, 2017. This decrease was due primarily to the previously referenced $17.2 million gain on the sale of the Company's Maryland offices during the second quarter of 2017. The remaining items of noninterest income decreased by $182,000, or 0.7%, from the prior year.

Noninterest expense decreased by $3.5 million, or 4.7%, to $69.8 million for the quarter ended June 30, 2018, from $73.3 million for the quarter ended June 30, 2017. This decrease resulted primarily from a $2.2 million, or 85.1%, decrease in restructuring/ acquisition expense due primarily to restructuring that occurred during 2017, including the closure of the Company's consumer finance subsidiary. Additionally, marketing expense decreased by $832,000, or 29.2%, due primarily to the timing of checking account acquisition campaigns.

Income tax expense decreased by $7.5 million, or 52.1%, to $6.9 million for the quarter ended June 30, 2018 from $14.4 million for the quarter ended June 30, 2017. This decrease resulted primarily from a decrease in income before tax of $12.2 million, or 26.8%, to $33.2 million for the quarter ended June 30, 2018 from $45.4 million for the quarter ended June 30, 2017. In addition, primarily as a result of the enactment of the Tax Cuts and Jobs Act in December 2017, the Company's effective tax rate, which includes both federal and state income taxes, decreased to 20.8% for the quarter ended June 30, 2018 from 31.7% for last year's quarter.

Net income for the six month period ended June 30, 2018 was $51.3 million, or $0.50 per diluted share. This represents an increase of $2.6 million, or 5.2%, compared to the six month period ended June 30, 2017, when net income was $48.7 million, or $0.48 per diluted share. The annualized returns on average shareholders’ equity and average assets for the six month period ended June 30, 2018 were 8.54% and 1.09% compared to 8.34% and 1.03% for the same period last year. This increase in net income was the result of an increase in net interest income after provision of $3.3 million, or 2.2%, a reduction in noninterest expense of $7.7 million, or 5.3%, and a lower effective tax rate as prescribed by the Tax Cuts and Jobs Act.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 162 full-service community banking offices and ten free standing drive-through facilities in Pennsylvania, New York and Ohio. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; and (7) increased risk associated with commercial real-estate and business loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands, except per share amounts)

	June 30, 2018	December 31, 2017	June 30, 2017
Assets
Cash and cash equivalents	$133,045	77,710	156,767
Marketable securities available-for-sale (amortized cost of $814,848, $800,094 and $949,161, respectively)	799,878	792,535	952,802
Marketable securities held-to-maturity (fair value of $25,212, $29,667 and $36,560, respectively)	25,747	29,678	36,206
Total cash and cash equivalents and marketable securities	958,670	899,923	1,145,775

Residential mortgage loans held for sale	—	3,128	10,297
Residential mortgage loans	2,800,668	2,773,075	2,740,174
Home equity loans	1,276,181	1,310,355	1,301,032
Consumer loans	700,925	671,389	658,125
Commercial real estate loans	2,553,223	2,454,726	2,396,663
Commercial loans	611,373	580,736	580,446
Total loans receivable	7,942,370	7,793,409	7,686,737
Allowance for loan losses	(57,332)	(56,795)	(62,885)
Loans receivable, net	7,885,038	7,736,614	7,623,852

Federal Home Loan Bank stock, at cost	7,887	11,733	8,142
Accrued interest receivable	24,959	23,352	21,667
Real estate owned, net	2,722	5,666	6,030
Premises and equipment, net	146,276	151,944	154,785
Bank owned life insurance	170,791	171,547	172,023
Goodwill	307,420	307,420	307,420
Other intangible assets	22,629	25,669	28,935
Other assets	35,917	30,066	30,381
Total assets	$9,562,309	9,363,934	9,499,010

Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$1,732,664	1,610,409	1,577,562
Interest-bearing demand deposits	1,485,938	1,442,928	1,440,196
Money market deposit accounts	1,686,052	1,707,450	1,800,261
Savings deposits	1,697,396	1,653,579	1,685,282
Time deposits	1,405,328	1,412,623	1,467,946
Total deposits	8,007,378	7,826,989	7,971,247

Borrowed funds	99,889	108,238	110,441
Advances by borrowers for taxes and insurance	51,640	40,825	48,446
Accrued interest payable	568	460	530
Other liabilities	62,741	68,485	60,203
Junior subordinated debentures	111,213	111,213	111,213
Total liabilities	8,333,429	8,156,210	8,302,080

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 103,122,890 shares, 102,394,828 shares and 102,478,146 shares issued and outstanding, respectively	1,031	1,027	1,025
Paid-in-capital	739,673	730,719	726,036
Retained earnings	531,269	508,058	495,017
Accumulated other comprehensive loss	(43,093)	(32,080)	(25,148)
Total shareholders’ equity	1,228,880	1,207,724	1,196,930
Total liabilities and shareholders’ equity	$9,562,309	9,363,934	9,499,010

Equity to assets	12.85%	12.90%	12.60%
Tangible common equity to assets	9.74%	9.68%	9.39%
Book value per share	$11.92	11.79	11.68
Tangible book value per share	$8.72	8.54	8.40
Closing market price per share	$17.39	16.73	15.61
Full time equivalent employees	2,118	2,106	2,273
Number of banking offices	172	172	173

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Interest income:
Loans receivable	$88,106	85,220	87,154	85,373	84,714
Mortgage-backed securities	3,254	3,013	3,016	3,118	2,987
Taxable investment securities	648	678	805	957	981
Tax-free investment securities	313	390	449	476	529
FHLB dividends	85	97	78	63	50
Interest-earning deposits	469	135	59	244	536
Total interest income	92,875	89,533	91,561	90,231	89,797

Interest expense:
Deposits	7,309	6,458	5,971	5,795	5,826
Borrowed funds	1,340	1,308	1,350	1,199	1,240
Total interest expense	8,649	7,766	7,321	6,994	7,066

Net interest income	84,226	81,767	84,240	83,237	82,731
Provision for loan losses	5,349	4,209	6,525	3,027	5,562
Net interest income after provision for loan losses	78,877	77,558	77,715	80,210	77,169

Noninterest income:
Gain/ (loss) on sale of investments	—	153	(369)	1,497	3
Service charges and fees	12,908	11,899	12,527	12,724	12,749
Trust and other financial services income	4,050	4,031	4,290	4,793	4,600
Insurance commission income	2,090	2,749	1,874	1,992	2,353
Gain/ (loss) on real estate owned, net	176	(546)	(307)	(193)	(230)
Income from bank owned life insurance	2,333	990	2,295	1,078	1,652
Mortgage banking income	77	224	225	519	434
Gain on sale of offices	—	—	—	—	17,186
Other operating income	2,475	2,288	2,370	2,184	2,730
Total noninterest income	24,109	21,788	22,905	24,594	41,477

Noninterest expense:
Compensation and employee benefits	39,031	36,510	39,293	36,556	38,175
Premises and occupancy costs	6,824	7,307	7,293	6,951	7,103
Office operations	3,768	3,408	4,011	3,939	4,170
Collections expense	434	512	1,179	568	553
Processing expenses	9,560	9,706	9,888	9,650	9,639
Marketing expenses	2,014	2,140	2,125	2,488	2,846
Federal deposit insurance premiums	671	717	724	771	856
Professional services	2,819	2,277	2,945	2,321	2,452
Amortization of intangible assets	1,520	1,520	1,575	1,691	1,749
Real estate owned expense	133	292	195	310	217
Restructuring/ acquisition expense	393	—	164	1,398	2,634
Other expense	2,620	3,032	2,504	2,156	2,868
Total noninterest expense	69,787	67,421	71,896	68,799	73,262
Income before income taxes	33,199	31,925	28,724	36,005	45,384

Income tax expense	6,900	6,940	6,576	12,414	14,402
Net income	$26,299	24,985	22,148	23,591	30,982

Basic earnings per share	$0.26	0.25	0.22	0.23	0.31
Diluted earnings per share	$0.25	0.24	0.22	0.23	0.30

Weighted average common shares outstanding - basic	101,870,043	101,598,928	101,293,307	101,163,534	100,950,772
Weighted average common shares outstanding - diluted	103,424,154	103,136,497	102,643,726	102,564,476	102,449,693

Annualized return on average equity	8.67%	8.40%	7.31%	7.81%	10.48%
Annualized return on average assets	1.11%	1.08%	0.94%	0.99%	1.30%
Annualized return on tangible common equity	11.74%	11.47%	10.05%	10.74%	14.44%

Efficiency ratio *	62.65%	63.64%	65.48%	60.94%	64.36%
Annualized noninterest expense to average assets *	2.87%	2.84%	2.97%	2.76%	2.89%

* Excludes gain on sale of offices, restructuring/ acquisition expenses, and amortization of intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	six months ended June 30,
	2018	2017
Interest income:
Loans receivable	$173,326	167,465
Mortgage-backed securities	6,267	5,209
Taxable investment securities	1,326	1,987
Tax-free investment securities	703	1,098
FHLB dividends	182	109
Interest-earning deposits	604	1,196
Total interest income	182,408	177,064

Interest expense:
Deposits	13,767	11,291
Borrowed funds	2,648	2,465
Total interest expense	16,415	13,756

Net interest income	165,993	163,308
Provision for loan losses	9,558	10,199
Net interest income after provision for loan losses	156,435	153,109

Noninterest income:
Gain on sale of investments	153	20
Service charges and fees	24,807	24,466
Trust and other financial services income	8,081	8,904
Insurance commission income	4,839	5,147
Loss on real estate owned, net	(370)	(297)
Income from bank owned life insurance	3,323	2,720
Mortgage banking income	301	674
Gain on sale of offices	—	17,186
Other operating income	4,763	4,161
Total noninterest income	45,897	62,981

Noninterest expense:
Compensation and employee benefits	75,541	76,447
Premises and occupancy costs	14,131	14,619
Office operations	7,176	8,392
Collections expense	946	1,102
Processing expenses	19,266	19,548
Marketing expenses	4,154	4,994
Federal deposit insurance premiums	1,388	2,023
Professional services	5,096	5,027
Amortization of intangible assets	3,040	3,498
Real estate owned expense	425	499
Restructuring/ acquisition expense	393	2,857
Other expense	5,652	5,902
Total noninterest expense	137,208	144,908
Income before income taxes	65,124	71,182

Income tax expense	13,840	22,454
Net income	51,284	48,728

Basic earnings per share	$0.50	0.48
Diluted earnings per share	$0.50	0.48

Weighted average common shares outstanding - basic	101,735,235	100,798,209
Weighted average common shares outstanding - diluted	103,281,120	102,525,058

Annualized return on average equity	8.54%	8.34%
Annualized return on average assets	1.09%	1.03%
Annualized return on tangible common equity	11.51%	11.42%

Efficiency ratio *	63.13%	66.26%
Annualized noninterest expense to average assets *	2.85%	2.92%

* Excludes gain on sale of offices, restructuring/ acquisition expenses, and amortization of intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Asset quality (Unaudited)
(Dollars in thousands)

	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Nonaccrual loans current:
Residential mortgage loans	$669	123	70	318	841
Home equity loans	237	269	615	439	158
Consumer loans	218	178	317	260	379
Commercial real estate loans	14,814	11,355	10,080	10,646	16,189
Commercial loans	2,559	2,381	4,178	4,098	5,262
Total nonaccrual loans current	$18,497	14,306	15,260	15,761	22,829

Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$89	1,290	509	200	181
Home equity loans	221	232	167	466	164
Consumer loans	192	224	239	200	169
Commercial real estate loans	522	975	1,928	597	474
Commercial loans	51	140	25	—	32
Total nonaccrual loans delinquent 30 days to 59 days	$1,075	2,861	2,868	1,463	1,020

Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$668	755	703	892	896
Home equity loans	483	465	874	499	326
Consumer loans	194	224	500	405	342
Commercial real estate loans	1,682	399	1,104	5,895	2,233
Commercial loans	380	80	69	3	—
Total nonaccrual loans delinquent 60 days to 89 days	$3,407	1,923	3,250	7,694	3,797

Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$11,822	10,660	13,509	11,785	11,637
Home equity loans	6,729	6,707	7,251	6,295	5,744
Consumer finance loans	15	3	199	332	536
Consumer loans	2,626	2,931	3,617	3,244	2,273
Commercial real estate loans	15,617	16,145	15,361	22,583	21,295
Commercial loans	2,925	3,144	3,140	4,177	3,642
Total nonaccrual loans delinquent 90 days or more	$39,734	39,590	43,077	48,416	45,127

Total nonaccrual loans	$62,713	58,680	64,455	73,334	72,773

Total nonaccrual loans	$62,713	58,680	64,455	73,334	72,773
Loans 90 days past maturity and still accruing	94	210	502	398	182
Nonperforming loans	62,807	58,890	64,957	73,732	72,955
Real estate owned, net	2,722	4,041	5,666	5,462	6,030
Nonperforming assets	$65,529	62,931	70,623	79,194	78,985

Nonaccrual troubled debt restructuring *	$10,860	11,217	12,285	17,809	17,873
Accruing troubled debt restructuring	19,802	19,749	19,819	20,660	23,987
Total troubled debt restructuring	$30,662	30,966	32,104	38,469	41,860

Nonperforming loans to total loans	0.79%	0.75%	0.83%	0.95%	0.95%
Nonperforming assets to total assets	0.69%	0.66%	0.75%	0.84%	0.83%
Allowance for loan losses to total loans	0.72%	0.70%	0.73%	0.74%	0.82%
Allowance for loan losses to nonperforming loans	91.28%	93.75%	87.43%	77.16%	86.20%
* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by credit quality indicators (Unaudited)
(Dollars in thousands)

At June 30, 2018	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$2,790,906	—	9,762	—	—	2,800,668
Home equity loans	1,268,884	—	7,297	—	—	1,276,181
Consumer loans	697,561	—	3,364	—	—	700,925
Total Personal Banking	4,757,351	—	20,423	—	—	4,777,774
Commercial Banking:
Commercial real estate loans	2,294,327	65,698	193,198	—	—	2,553,223
Commercial loans	554,495	18,140	38,738	—		611,373
Total Commercial Banking	2,848,822	83,838	231,936	—	—	3,164,596
Total loans	$7,606,173	83,838	252,359	—	—	7,942,370

At March 31, 2018
Personal Banking:
Residential mortgage loans	$2,755,078	—	17,070	—	—	2,772,148
Home equity loans	1,279,137	—	9,224	—	—	1,288,361
Consumer loans	682,433	—	3,605	—	—	686,038
Total Personal Banking	4,716,648	—	29,899	—	—	4,746,547
Commercial Banking:
Commercial real estate loans	2,256,054	57,690	198,513	—	—	2,512,257
Commercial loans	557,613	19,147	46,703	—	—	623,463
Total Commercial Banking	2,813,667	76,837	245,216	—	—	3,135,720
Total loans	$7,530,315	76,837	275,115	—	—	7,882,267

At December 31, 2017
Personal Banking:
Residential mortgage loans	$2,758,465	—	17,738	—	—	2,776,203
Home equity loans	1,300,277	—	10,078	—	—	1,310,355
Consumer loans	666,629	—	4,760	—	—	671,389
Total Personal Banking	4,725,371	—	32,576	—	—	4,757,947
Commercial Banking:
Commercial real estate loans	2,216,326	83,537	154,863	—	—	2,454,726
Commercial loans	511,035	19,297	50,404	—	—	580,736
Total Commercial Banking	2,727,361	102,834	205,267	—	—	3,035,462
Total loans	$7,452,732	102,834	237,843	—	—	7,793,409

At September 30, 2017
Personal Banking:
Residential mortgage loans	$2,725,060	—	18,166	—	—	2,743,226
Home equity loans	1,302,036	—	11,399	—	—	1,313,435
Consumer loans	669,532	—	4,388	—	—	673,920
Total Personal Banking	4,696,628	—	33,953	—	—	4,730,581
Commercial Banking:
Commercial real estate loans	2,196,510	56,118	146,258	—	—	2,398,886
Commercial loans	526,824	18,924	50,923	—	—	596,671
Total Commercial Banking	2,723,334	75,042	197,181	—	—	2,995,557
Total loans	$7,419,962	75,042	231,134	—	—	7,726,138

At June 30, 2017
Personal Banking:
Residential mortgage loans	$2,718,866	—	16,916	—	—	2,735,782
Home equity loans	1,307,022	—	8,699	—	—	1,315,721
Consumer loans	655,149	—	2,976	—	—	658,125
Total Personal Banking	4,681,037	—	28,591	—	—	4,709,628
Commercial Banking:
Commercial real estate loans	2,178,996	67,826	149,841	—	—	2,396,663
Commercial loans	521,520	10,269	48,657	—	—	580,446
Total Commercial Banking	2,700,516	78,095	198,498	—	—	2,977,109
Total loans	$7,381,553	78,095	227,089	—	—	7,686,737

* Includes $9.5 million, $7.9 million, $8.6 million, $8.9 million, and $9.7 million of acquired loans at June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively.
** Includes $44.5 million, $45.2 million, $46.7 million, $48.2 million, and $44.8 million of acquired loans at June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan delinquency (Unaudited)
(Dollars in thousands)

	June 30, 2018		*	March 31, 2018		*	December 31, 2017		*	September 30, 2017		*	June 30, 2017		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	30	$1,561	0.1%	319	$27,403	1.0%	317	$25,784	0.9%	44	$2,771	0.1%	64	$2,893	0.1%
Home equity loans	184	6,383	0.5%	200	7,406	0.6%	218	7,461	0.6%	191	7,330	0.6%	111	4,058	0.3%
Consumer finance loans	306	711	8.1%	477	1,288	10.3%	849	2,128	11.4%	1,045	3,065	11.4%	581	1,785	4.1%
Consumer loans	901	8,855	1.3%	871	8,252	1.2%	1,295	10,912	1.7%	1,119	9,510	1.5%	818	6,793	1.1%
Commercial real estate loans	40	5,898	0.2%	58	20,303	0.8%	53	8,315	0.3%	27	5,753	0.2%	38	4,629	0.2%
Commercial loans	24	1,000	0.2%	35	2,912	0.5%	26	1,865	0.3%	16	746	0.1%	20	1,378	0.2%
Total loans delinquent 30 days to 59 days	1,485	$24,408	0.3%	1,960	$67,564	0.9%	2,758	$56,465	0.7%	2,442	$29,175	0.4%	1,632	$21,536	0.3%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	62	$5,847	0.2%	21	$1,943	0.1%	75	$6,235	0.2%	84	$7,196	0.3%	72	$6,320	0.2%
Home equity loans	73	2,495	0.2%	52	2,040	0.2%	72	2,871	0.2%	73	2,390	0.2%	44	1,522	0.1%
Consumer finance loans	127	277	3.2%	109	233	1.9%	412	1,113	6.0%	831	2,190	8.1%	276	759	1.7%
Consumer loans	350	2,654	0.4%	296	2,259	0.3%	463	3,351	0.5%	473	3,283	0.5%	347	2,475	0.4%
Commercial real estate loans	28	3,689	0.1%	23	1,809	0.1%	25	2,539	0.1%	22	7,666	0.3%	14	3,368	0.1%
Commercial loans	15	926	0.2%	7	196	—%	10	441	0.1%	9	196	—%	9	199	—%
Total loans delinquent 60 days to 89 days	655	$15,888	0.2%	508	$8,480	0.1%	1,057	$16,550	0.2%	1,492	$22,921	0.3%	762	$14,643	0.2%

Loans delinquent 90 days or more: **
Residential mortgage loans	140	$12,293	0.4%	127	$10,791	0.4%	158	$13,890	0.5%	143	$12,190	0.4%	145	$12,053	0.4%
Home equity loans	154	6,768	0.5%	148	6,750	0.5%	177	7,349	0.6%	150	6,397	0.5%	126	5,800	0.4%
Consumer finance loans	8	15	0.2%	7	3	—%	74	199	1.1%	124	332	1.2%	188	536	1.2%
Consumer loans	302	2,633	0.4%	659	2,939	0.4%	719	3,627	0.6%	428	3,254	0.5%	299	2,285	0.4%
Commercial real estate loans	113	15,772	0.6%	106	16,723	0.7%	109	16,284	0.7%	113	23,310	1.0%	108	22,044	0.9%
Commercial loans	31	2,925	0.5%	35	3,144	0.5%	37	3,140	0.5%	45	4,177	0.7%	39	3,642	0.6%
Total loans delinquent 90 days or more	748	$40,406	0.5%	1,082	$40,350	0.5%	1,274	$44,489	0.6%	1,003	$49,660	0.6%	905	$46,360	0.6%

Total loans delinquent	2,888	$80,702	1.0%	3,550	$116,394	1.5%	5,089	$117,504	1.5%	4,937	$101,756	1.3%	3,299	$82,539	1.1%

* Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
** Includes purchased credit impaired loans of $672,000, $760,000, $1.4 million, $1.2 million, and $1.2 million at June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for loan losses (Unaudited)
(Dollars in thousands)

	Quarter ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Beginning balance	$55,211	56,795	56,927	62,885	61,104
Provision	5,349	4,209	6,525	3,027	5,562
Charge-offs residential mortgage	(389)	(201)	(162)	(215)	(372)
Charge-offs home equity	(406)	(611)	(393)	(528)	(689)
Charge-offs consumer finance	(486)	(1,553)	(2,900)	(3,891)	(782)
Charge-offs consumer	(2,682)	(3,249)	(3,322)	(3,002)	(2,735)
Charge-offs commercial real estate	(439)	(551)	(1,470)	(1,901)	(329)
Charge-offs commercial	(491)	(1,025)	(785)	(509)	(929)
Recoveries	1,665	1,397	2,375	1,061	2,055
Ending balance	$57,332	55,211	56,795	56,927	62,885

Net charge-offs to average loans, annualized	0.16%	0.30%	0.34%	0.47%	0.20%

	Six months ended June 30,
	2018	2017
Beginning balance	$56,795	60,939
Provision	9,558	10,199
Charge-offs residential mortgage	(590)	(662)
Charge-offs home equity	(1,017)	(1,338)
Charge-offs consumer finance	(2,039)	(1,578)
Charge-offs consumer	(5,931)	(5,599)
Charge-offs commercial real estate	(990)	(803)
Charge-offs commercial	(1,516)	(2,196)
Recoveries	3,062	3,923
Ending balance	$57,332	62,885

Net charge-offs to average loans, annualized	0.23%	0.22%

	June 30, 2018
	Originated loans		Acquired loans		Total loans
	Balance	Reserve	Balance	Reserve	Balance	Reserve
Residential mortgage loans	$2,696,660	3,657	104,008	170	2,800,668	3,827
Home equity loans	1,040,988	3,839	235,193	662	1,276,181	4,501
Legacy consumer finance loans	8,724	2,354	—	—	8,724	2,354
Consumer loans	617,074	9,760	75,127	915	692,201	10,675
Personal Banking Loans	4,363,446	19,610	414,328	1,747	4,777,774	21,357

Commercial real estate loans	2,291,027	21,019	262,196	3,422	2,553,223	24,441
Commercial loans	555,627	10,509	55,746	1,025	611,373	11,534
Commercial Banking Loans	2,846,654	31,528	317,942	4,447	3,164,596	35,975

Total Loans	$7,210,100	51,138	732,270	6,194	7,942,370	57,332

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(Dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	June 30, 2018			March 31, 2018			December 31, 2017			September 30, 2017			June 30, 2017
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,761,528	27,893	4.04%	$2,756,142	27,973	4.12%	$2,746,992	28,373	4.13%	$2,732,546	28,279	4.14%	$2,721,445	28,245	4.15%
Home equity loans	1,281,001	15,384	4.82%	1,298,780	14,786	4.62%	1,312,146	15,187	4.59%	1,299,473	14,694	4.49%	1,311,274	14,344	4.39%
Consumer loans	655,541	7,949	4.86%	637,691	7,450	4.74%	633,023	8,004	5.02%	617,754	7,627	4.90%	595,170	7,405	4.99%
Consumer finance loans	10,428	516	19.79%	15,254	768	20.14%	22,469	1,151	20.32%	33,469	1,433	17.13%	40,945	2,110	20.61%
Commercial real estate loans	2,518,170	29,034	4.56%	2,471,422	27,384	4.43%	2,442,528	28,251	4.53%	2,389,969	27,234	4.46%	2,430,594	27,071	4.41%
Commercial loans	624,087	7,703	4.88%	595,276	7,160	4.81%	588,420	6,739	4.48%	593,143	6,659	4.39%	554,506	6,087	4.34%
Total loans receivable (a) (b) (d)	7,850,755	88,479	4.52%	7,774,565	85,521	4.46%	7,745,578	87,705	4.49%	7,666,354	85,926	4.45%	7,653,934	85,262	4.47%
Mortgage-backed securities (c)	569,893	3,255	2.28%	558,055	3,013	2.16%	581,055	3,016	2.08%	607,454	3,118	2.05%	592,917	2,987	2.02%
Investment securities (c) (d)	235,784	1,044	1.77%	256,287	1,172	1.83%	301,268	1,495	1.98%	352,813	1,690	1.92%	372,398	1,796	1.93%
FHLB stock	7,819	85	4.36%	9,354	97	4.21%	10,066	78	3.07%	7,748	63	3.23%	7,602	50	2.64%
Other interest-earning deposits	103,739	469	1.79%	34,200	135	1.58%	13,515	59	1.71%	71,482	243	1.33%	208,141	536	1.02%
Total interest-earning assets	8,767,990	93,332	4.27%	8,632,461	89,938	4.23%	8,651,482	92,353	4.24%	8,705,851	91,040	4.15%	8,834,992	90,631	4.11%
Noninterest earning assets (e)	732,065			779,812			709,753			755,026			716,913
Total assets	$9,500,055			$9,412,273			$9,361,235			$9,460,877			$9,551,905

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,699,168	773	0.18%	$1,670,491	749	0.18%	$1,655,798	763	0.18%	$1,681,777	776	0.18%	$1,714,290	768	0.18%
Interest-bearing demand deposits	1,468,228	875	0.24%	1,419,459	603	0.17%	1,419,352	331	0.09%	1,435,143	297	0.08%	1,451,787	283	0.08%
Money market deposit accounts	1,691,652	1,211	0.29%	1,706,800	1,053	0.25%	1,734,444	1,017	0.23%	1,789,082	1,048	0.23%	1,839,693	1,064	0.23%
Time deposits	1,440,457	4,450	1.24%	1,415,247	4,053	1.16%	1,421,569	3,860	1.08%	1,449,830	3,674	1.01%	1,518,650	3,711	0.98%
Borrowed funds (f)	104,415	50	0.19%	133,231	124	0.38%	159,599	187	0.46%	106,282	49	0.18%	126,685	55	0.17%
Junior subordinated debentures	111,213	1,290	4.59%	111,213	1,184	4.26%	111,213	1,163	4.09%	111,213	1,150	4.05%	111,213	1,185	4.22%
Total interest-bearing liabilities	6,515,133	8,649	0.53%	6,456,441	7,766	0.49%	6,501,975	7,321	0.45%	6,573,327	6,994	0.42%	6,762,318	7,066	0.42%
Noninterest-bearing demand deposits (g)	1,676,344			1,606,247			1,599,834			1,573,112			1,544,953
Noninterest bearing liabilities	92,252			143,608			57,956			116,021			59,277
Total liabilities	8,283,729			8,206,296			8,159,765			8,262,460			8,366,548
Shareholders’ equity	1,216,326			1,205,977			1,201,470			1,198,417			1,185,357
Total liabilities and shareholders’ equity	$9,500,055			$9,412,273			$9,361,235			$9,460,877			$9,551,905
Net interest income/ Interest rate spread		84,683	3.74%		82,172	3.74%		85,032	3.79%		84,046	3.73%		83,565	3.69%
Net interest-earning assets/ Net interest margin	$2,252,857		3.86%	$2,176,020		3.86%	$2,149,507		3.93%	$2,132,524		3.86%	$2,072,674		3.78%
Ratio of interest-earning assets to interest-bearing liabilities	1.35X			1.34X			1.33X			1.32X			1.31X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.37%, 0.33%, 0.30%, 0.29 % and 0.29%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.50%, 4.45%, 4.46%, 4.42%, and 4.44%, respectively, Investment securities - 1.63%, 1.67%, 1.66%, 1.62%, and 1.62%, respectively, Interest-earning assets - 4.25%, 4.21%, 4.20%, 4.11%, and 4.08%, respectively. GAAP basis net interest rate spreads were 3.72%, 3.72%, 3.75%, 3.69%, and 3.66%, respectively, and GAAP basis net interest margins were 3.84%, 3.84%, 3.89%, 3.82%, and 3.75%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	six months ended June 30,
	2018			2017
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,758,849	55,612	4.03%	$2,720,180	55,554	4.08%
Home equity loans	1,289,842	30,369	4.75%	1,321,902	28,545	4.35%
Consumer loans	646,666	15,451	4.82%	588,043	14,623	5.01%
Consumer finance loans	12,828	1,284	20.02%	43,683	4,593	21.03%
Commercial real estate loans	2,494,925	56,214	4.48%	2,443,262	53,633	4.37%
Commercial loans	609,752	15,070	4.92%	538,760	11,602	4.28%
Loans receivable (a) (b) (d)	7,812,862	174,000	4.49%	7,655,830	168,550	4.44%
Mortgage-backed securities (c)	564,007	6,268	2.22%	532,631	5,209	1.96%
Investment securities (c) (d)	245,979	2,216	1.80%	375,093	3,677	1.96%
FHLB stock	8,582	182	4.28%	7,454	109	2.95%
Other interest-earning deposits	68,970	604	1.74%	257,427	1,196	0.92%
Total interest-earning assets	8,700,400	183,270	4.25%	8,828,435	178,741	4.08%
Noninterest earning assets (e)	755,764			751,774
Total assets	$9,456,164			$9,580,209

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,684,909	1,522	0.18%	$1,708,441	1,524	0.18%
Interest-bearing demand deposits	1,443,981	1,477	0.21%	1,437,112	399	0.06%
Money market deposit accounts	1,699,222	2,264	0.27%	1,859,383	2,138	0.23%
Time deposits	1,427,921	8,504	1.20%	1,545,959	7,230	0.94%
Borrowed funds (f)	118,743	173	0.29%	131,750	112	0.17%
Junior subordinated debentures	111,213	2,475	4.43%	111,213	2,353	4.21%
Total interest-bearing liabilities	6,485,989	16,415	0.51%	6,793,858	13,756	0.41%
Noninterest-bearing demand deposits (g)	1,641,493			1,525,723
Noninterest bearing liabilities	117,530			82,997
Total liabilities	8,245,012			8,402,578
Shareholders’ equity	1,211,152			1,177,631
Total liabilities and shareholders’ equity	$9,456,164			$9,580,209
Net interest income/ Interest rate spread		166,855	3.74%		164,985	3.67%
Net interest-earning assets/ Net interest margin	$2,214,411		3.84%	$2,034,577		3.74%
Ratio of interest-earning assets to interest-bearing liabilities	1.34X			1.30X
(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.35% and 0.28%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.47% and 4.41%, respectively, Investment securities - 1.65% and 1.64%, respectively, Interest-earning assets - 4.23% and 4.04%, respectively. GAAP basis net interest rate spreads were 3.72% and 3.64%, respectively, and GAAP basis net interest margins were 3.82% and 3.70%, respectively.